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                                                                      EXHIBIT 25

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

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                       AMERICAN BANK NATIONAL ASSOCIATION
              (Exact name of Trustee as specified in its charter)

  A NATIONAL BANKING ASSOCIATION                           41-0122055
  (State of incorporation if not a                       (IRS Employer
  national bank)                                       Identification No.)


                             101 EAST FIFTH STREET
                           CORPORATE TRUST DEPARTMENT
                           ST. PAUL, MINNESOTA 55101
               (Address of principal executive offices)(Zip Code)

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                       AMERICAN BANK NATIONAL ASSOCIATION
                             101 EAST FIFTH STREET
                           ST. PAUL, MINNESOTA 55101
                                 (612) 298-6280
        (Exact name, address, and telephone number of agent for service)

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                               AZTAR CORPORATION
              (Exact name of obligor as specified in its charter)

             DELAWARE                                      86-0636534
  (State or other jurisdiction of                         (IRS Employer
  incorporation or organization)                        Identification No.)


                      2390 EAST CAMELBACK ROAD, SUITE 400
                             PHOENIX, ARIZONA 85016
               (Address of principal executive offices)(Zip Code)

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                      % SENIOR SUBORDINATED NOTES DUE 2004
                        (Title of indenture securities)

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ITEM 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.

    --Comptroller of the Currency
      Treasury Department
      Washington, DC

    --Federal Deposit Insurance Corporation
      Washington, DC

    --The Board of Governors of the Federal Reserve System
      Washington, DC

                                    GENERAL

  2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

  None

  See Note following Item 16.

  Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

ITEM 16. LIST OF EXHIBITS. List below all exhibits filed as a part of this statement of eligibility and qualification.

  Exhibits listed below are incorporated by reference from previous filing #33-79088. American Bank National Association was formerly known as American National Bank and Trust Company. The entity has remained the same, only the name has changed as noted by the attached letter from O.C.C.

    Exhibit 1. Copy of Articles of Association of the trustee now in effect.

    Exhibit 2. a. A copy of the certificate of the Comptroller of Currency dated June 1,1965, authorizing American Bank National Association to act as fiduciary.

               b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to American Bank National Association of St. Paul.

    Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers issued by the Federal Reserve Board.

    Exhibit 4. Copy of By-laws of the trustee as now in effect.

    Exhibit 5. Copy of each Indenture referred to in Item 4. Not applicable.

    Exhibit 6. The consent of the trustee required by Section 321(b) of the
               Act.

    Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                      NOTE

  The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

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                                   SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 18th day of July, 1994.

                                          AMERICAN BANK NATIONAL ASSOCIATION

[SEAL]

                                                    THOMAS M. KORSMAN
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                                                    Thomas M. Korsman
                                                     Vice President

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                                                                       EXHIBIT 6

                                    CONSENT

  In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, American Bank National Association, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: July 18, 1994

                                          AMERICAN BANK NATIONAL ASSOCIATION


                                                    THOMAS M. KORSMAN
                                          -------------------------------------
                                                    Thomas M. Korsman
                                                     Vice President

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[LOGO]

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  COMPTROLLER OF THE CURRENCY
  ADMINISTRATOR OF NATIONAL BANKS
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  Midwestern District Office
  2345 Grand Avenue, Suite 700
  Kansas City, Missouri 64108


July 7, 1994

Mr. Robert T. Lund
Senior Vice President and General Counsel
American Bank National Association
101 East Fifth Street
St. Paul, Minnesota 55101-1860

Dear Mr. Lund:

The Office of the Comptroller of the Currency (OCC) has received your letter concerning the title change and the appropriate amendment to the Articles of Association. The OCC has recorded that as of July 1, 1994, the title of American National Bank and Trust Company, St. Paul, Minnesota, Charter No. 6828, was changed to "American Bank National Association".

As a result of Garn-St Germain Depository Institutions Act of 1982, the OCC is no longer responsible for the approval of national bank name changes nor does it maintain official records on the use of alternate titles. The use of other titles or the retention of the rights to any previously used title is the responsibility of the bank's board of directors. Legal counsel should be consulted to determine whether or not the new title, or any previously used title, could be challenged by competing institutions under the provisions of federal or state law.

Sincerely,

/s/ Judith A. Bollig

Judith A. Bollig
Analysis Specialist


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